UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2026

VERANO HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56342	98-1583243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 West Hill Street, Suite 400

Chicago, Illinois

(Address of Principal Executive Offices)

60610

(Zip Code)

(312) 265-0730

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

From time to time, as part of Verano Holdings Corp. (the “Company”) governance practices, the Company’s Board of Directors reviews the Company’s Code of Business Conduct and Ethics (the “Code”). On June 20, 2026, the Board of Directors approved updates to the Code, including updates to: (1) align to other Company corporate governance documents; (2) further reflect the Company’s domicile in the U.S. state of Nevada; and (3) update language in the following sections: (a) corporate opportunities, (b) competition and fair dealing, (c) confidentiality, and (d) protection and proper use of Company assets. Additionally, the Code was updated for other non-substantive changes.

Adoption of the revisions to the Code does not result in any waiver to any officer, director, or employee of the Company, explicit or implicit, from any provision of the prior version of the Code. The ethical principles underlying each provision of the prior version of the Code remain substantively unchanged.

The foregoing description of the Code is qualified in its entirety by reference to the full text of the Code attached as Exhibit 14. The Code will also be available on the Company’s website (investors.verano.com). The information on the Company’s website does not constitute part of this Current Report on Form 8-K for any purpose and is not incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
14.1	Code of Business Conduct and Ethics.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2026	VERANO HOLDINGS CORP.

/s/ Laura Marie Kalesnik
Laura Marie Kalesnik
Chief Legal Officer,
General Counsel and Secretary

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